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                                                                    EXHIBIT 10.8

                                  [LETTERHEAD]


                                 June 19, 1996


Roy Brown
13 West Park Square
Suite B
Marietta, Georgia 30060

RE:  Manufacturing agreements with HMT

Dear Roy:

     As discussed, enclosed please find the manufacturing agreements to be executed by HealthTronics and HMT.

     Please feel free to contact me on this matter if necessary.


                                           Very truly yours,


                                           /s/ SCOTT A. COCHRAN
                                           -------------------------
                                           Scott A. Cochran


SAC:ad

Enclosure
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                           [HealthTronics Letterhead]



June 21, 1996





Mr. Karl-Heinz Restle
High Medical Technologies
Bachstrasse 8
CH-8280 Kreuzlingen
Switzerland


     RE: Manufacturing Agreements for the OssaTron(TM) and LithoTron(TM)


Dear Karl-Heinz:

As recently discussed, we need to put in place an additional document with respect to manufacturing rights for both, the OssaTron and LithoTron. To this end, we have drawn up the enclosed documents (one for the OssaTron and one for the LithoTron). Would you please sign the documents in the places provided and return one set to me; retaining one set for your records.


Thanks and regards,


/s/ ROY S. BROWN
-------------------
Roy S. Brown

RSB/km
Enclosure

cc: Scott Cochran
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                            MANUFACTURING AGREEMENT

     This agreement is made and entered into this 20 day of June 1996, by and between HIGH MEDICAL TECHNOLOGIES ENTWICKLUNGS + VERTRIEBS AG, (hereinafter referred to as "HMT") and, HEALTHTRONICS, INC.:

                                  WITNESSETH:

     WHEREAS, HMT and HealthTronics, Inc. have entered into a distributorship executed January 24, 1996 by HMT; and January 22, 1996 by HealthTronics, Inc.

     NOW, THEREFORE, in consideration of ten dollars ($10.00) and other good and valuable consideration, the parties agree as follows:

                                      -1-

     Notwithstanding any provision contained in the Distributor Agreement, HealthTronics, Inc. shall have the right to manufacture the "LithoTron LithoTripter" as well as accessories, spare parts, consumables, disposables and key components related thereto. Such key components are specified in Exhibit 2, "contract products" of the Distributorship Agreement.

                                      -2-

     HMT shall, within thirty days after receiving a written request, provide HealthTronics, Inc. with all drawings, technical descriptions, suppliers and all other matters requested by HealthTronics, Inc. related to manufacturing the LithoTron LithoTripter so as to enable HealthTronics, Inc. to manufacture the LithoTron LithoTripter.

                                      -3-

     To the extent that any provision of this agreement conflicts with any provision of the Distributorship Agreement, this agreement shall govern.

                                      -4-

     This Agreement shall be governed by the laws of the State of Georgia.


                                            HMT


                                        BY:
                                           ------------------------------------
                                           Karl-Heinz Restle (Managing Director)


                       SIGNATURES CONTINUED ON NEXT PAGE
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                                              HEALTHTRONICS, INC.


                                         BY:/s/ ROY S. BROWN
                                            ---------------------------------
                                            Roy S. Brown          (President)